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                                                                 Exhibit 10.3(f)

                             ASSIGNMENT OF LICENSE
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     THIS ASSIGNMENT OF LICENSE (this "Assignment") is dated as of December 31,
1996, and is made by and between FCB Consulting Limited ("Assignor") and TN Technologies Limited ("Assignee").

                                   RECITALS
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     This Assignment is made with reference to the following facts and with the following intentions:

          A. Sun Alliance and London Insurance plc ("Licensor") and Assignor, as user, entered into that certain Office Plus Service Agreement dated as of August 1996 (the "License"), whereby Licensor licensed to Assignor office number 2 on the second floor of a building located at 50/52 Regent Street, London, W1, England (the "Premises").

          B. Assignor wishes to assign all of its right, title and interest under the License to Assignee, and Assignee wishes to accept such assignment on the terms and conditions set forth herein.

     1. Assignment: For good and valuable consideration and subject to the limitations contained herein, Assignor assigns and transfers to Assignee all of its right, title and interest in the License, and Assignee accepts the assignment and assumes and agrees to perform, from the Effective Date, all of the provisions of the License.

     2. Assignor's Indemnity: Assignor shall indemnify, defend, protect and hold Assignee harmless from and against any and all claims, liabilities, losses, costs (including, without limitation, reasonable attorneys' fees) and damages (collectively, "Claims") arising from or related to (a) the Premises or the License which Claims shall have accrued on or before the Effective Date and (b) any event or condition that shall have occurred or existed on or with respect to the License or the Premises on or before the Effective Date. The provisions of this paragraph shall survive the expiration or termination of the License or this Assignment. To the extent that the provisions of this Section 2 are inconsistent with the terms of the Acquisition Agreement (defined below), the terms of the Acquisition Agreement shall prevail.

     3. Assignee's Indemnity: Assignee shall indemnify, defend, protect and hold Assignor harmless from and against any and all Claims arising from or related to
(a) the Premises or the License that accrue after the Effective Date, (b) any event or condition that occurs or exists on or with respect to the License or the Premises after the Effective Date, and (c) Assignee's breach of the obligations on its part to be performed under the terms of the License. The provisions of this paragraph shall survive the expiration or termination of the License or this Assignment. To the extent that the provisions of this Section 3 are inconsistent with the terms of the Acquisition Agreement, the terms of the Acquisition Agreement shall prevail.
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     4. Effective Date: This Assignment shall be effective as of the "Closing
Date" as defined in that certain Acquisition Agreement dated as of October 10, 1996 (the "Acquisition Agreement") between and among True North Communications Inc. and TN Technologies Holding Inc. and Douglas C. Ahlers, Robert C. Allen, Gerald M. O'Connell and Kraft Enterprises LTD (the "Effective Date").

     5.  Miscellaneous:

          A. Further Assurances: Assignor shall, at any time and from time to time, execute such additional documents and take such additional actions as Assignee or its successors or assigns may reasonably request to carry out the purposes of this Assignment.

          B. Successors: This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          C. Attorneys' Fees: If either party brings any action or legal proceeding with respect to this Assignment, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and costs.

          D. Severability: If any one or more of the provisions contained in this Assignment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          E. Counterparts: This Assignment may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Assignment.

                            [Signatures to follow]

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     IN WITNESS WHEREOF, the parties hereto have executed this Assignment intending it to be effective as of the Effective Date.


ASSIGNOR:                               ASSIGNEE:

FCB CONSULTING LIMITED                  TN TECHNOLOGIES LIMITED


By:___________________________          By:_________________________
Name:_________________________          Name:_______________________
Its:__________________________          Its:________________________

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